As filed with the Securities and Exchange Commission on April 28, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	54-1317776
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1801 Bayberry Court
P.O. Box 18100
Richmond, Virginia 23226-8100
(Address of Principal Executive Offices) (Zip Code)

THE BRINK’S COMPANY
2024 EQUITY INCENTIVE PLAN
(Full title of the plan)

Eric Fleming, Esq.
Senior Counsel
The Brink’s Company
1801 Bayberry Court
P.O. Box 18100
Richmond, Virginia 23226-8100
(804) 289-9600

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by The Brink’s Company, a Virgina corporation (the “Registrant”), to register the offer and sale of an additional 3,900,000 shares of the Registrant’s common stock, par value $1.00 per share (the “Common Stock”), issuable under The Brink’s Company 2024 Equity Incentive Plan, as amended and restated (the “Plan”) which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on May 2, 2024 (File No. 333-279058) (the “Prior Registration Statement”).

This Registration Statement on Form S-8 relates to securities of the same class as that to which the Prior Registration Statement relates, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement on Form S-8, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission the Registrant pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference, to the extent that such documents are considered filed with the Commission:

(1)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission February 26, 2026;

(2)	The Registrant’s Current Reports on Form 8-K, filed with the Commission on January 9, 2026, February 26, 2026, April 6, 2026 and April 10, 2026; and

(3)  The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission as of December 4, 1995, including any amendment thereto or report filed for the purpose of further updating such description, including Exhibit 4.1 to its Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Commission February 28, 2020.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, to the extent such documents are considered filed with the Commission (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained herein or in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Registrant under Items 2.02 or 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, that the Registrant may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.

Item 5.	Interests of Named Experts and Counsel.

Certain legal matters with respect to the validity of the shares of Common Stock registered hereby will be passed upon for the Registrant by Eric Fleming, Esq., who is employed by the Registrant as Senior Counsel. Mr. Fleming holds shares of Common Stock and units representing Common Stock, and he is eligible to participate in the Plan.

Item 8.	Exhibits.

Exhibit	Description

4.1
Second Amended and Restated Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3(i) to the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on July 31, 2015)

4.2
Amended and Restated Bylaws of the Registrant, effective December 11, 2025 (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed will the Commission on February 26, 2026)

5.1*	Opinion of Eric Fleming, Esq., Senior Counsel

4.1
The Brink’s Company 2024 Equity Incentive Plan, as amended and restated (incorporated herein by reference to Appendix C to the Registrant’s Definitive Proxy Statement filed with the Commission on March 20, 2026)

23.1*	Consent of KPMG LLP

23.2*	Consent of Eric Fleming, Esq. (included in Exhibit 5.1)

24.1*	Powers of Attorney (included in signature page)

107*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 28th day of April, 2026.

THE BRINK’S COMPANY

By:	/s/ Mark Eubanks
Name:	Mark Eubanks
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Mark Eubanks, Kurt B. McMaken and Eric Fleming, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Mark Eubanks	President and Chief Executive Officer and Director (Principal Executive Officer)	April 28, 2026
Mark Eubanks
/s/ Kurt B. McMaken	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	April 28, 2026
Kurt B. McMaken
/s/ Adnane Louridi	Senior Vice President and Global Controller (Principal Accounting Officer)	April 28, 2026
Adnane Louridi

/s/ Kathie J. Andrade	Director	April 28, 2026
Kathie J. Andrade

/s/ Paul G. Boynton	Director	April 28, 2026
Paul G. Boynton

/s/ Ian D. Clough	Director	April 28, 2026
Ian D. Clough

/s/ Susan E. Docherty	Director	April 28, 2026
Susan E. Docherty

/s/ Michael J. Herling	Director	April 28, 2026
Michael J. Herling

/s/ A. Louis Parker	Director	April 28, 2026
A. Louis Parker

/s/ Timothy J. Tynan	Director	April 28, 2026
Timothy J. Tynan

/s/ Keith R. Wyche	Director	April 28, 2026
Keith R. Wyche